Exhibit 10.1

CDI Corp.

STOCK APPRECIATION RIGHTS AGREEMENT

1. Grant of SAR’s. The Company hereby grants to [name of recipient] (the “Recipient”) [number] stock appreciation rights (the “SAR’s”). This grant is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms of this Agreement and the Plan, the Plan will prevail.

2. Definitions.

(a) “Board” means the Board of Directors of CDI Corp.

(b) “Cause” shall have the same meaning as is set forth in an employment agreement, engagement agreement, “covenants and agreements” or similar document between the Recipient and the Company. If there is no such agreement or document, then Cause shall mean:

(i)	Recipient’s rendering services while under the influence of alcohol or illegal drugs;

(ii)	Recipient’s performing any act of dishonesty, other than an act with immaterial consequences, in rendering services to the Company, including, without regard to materiality, falsification of records, expense accounts or other reports;

(iii)	Recipient’s conviction, whether by judgment or plea, of any crime which constitutes a felony or which constitutes a misdemeanor involving violence, fraud, embezzlement or theft;

(iv)	Recipient’s violation of any law or agreement which results in the entry of a judgment or order enjoining or preventing Recipient from such activities as are essential for Recipient to perform services for the Company;

(v)	Recipient’s violation of any of the Company’s policies which provide for termination of employment as a possible consequence of such violation;

(vi)	conduct engaged in by Recipient which is injurious (other than to an immaterial extent) to the Company;

(vii)	the Company’s receipt of reliable information from any source of Recipient’s entering into or intending to enter into competition with the Company; or

(viii)	refusal to perform such duties as may be delegated or assigned to Recipient, consistent with the Recipient’s position, by his or her supervisor.

(c) “CDI Stock” means CDI Corp. common stock, par value $.10 per share.

(d) “Committee” means the Compensation Committee of the Board or its successor.

(e) “Company”, as the context requires, means CDI Corp., CDI Corp. and its subsidiaries, or the individual subsidiary of CDI Corp. which employs or retains the Recipient.

(f) “Date of Exercise” means the date on which the notice of exercise required by Section 6 below is received by the Company.

(g) “Date of Grant” means [date].

(h) “Disability” means a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

(i) “Exercise Price” means $[price], the Fair Market Value of CDI Stock on the Date of Grant.

(j) “Fair Market Value” means the closing price of actual sales of CDI Stock on the New York Stock Exchange composite tape on a given date or, if there are no such sales on such date, the closing price of CDI Stock on such Exchange on the last preceding date on which there was a sale.

(k) “Grant” means the grant of SAR’s to the Recipient which is described in Section 1 of this Agreement.

(l) “Plan” means the CDI Corp. 2004 Omnibus Stock Plan.

(m) “Retirement” means the Recipient’s leaving the employ of the Company:

(i)	on or after the date that Recipient satisfies one of the following combinations of age and years of service with the Company:

•	60 years of age and 20 years of service;

•	62 years of age and 15 years of service; or

•	65 years of age and 5 years of service; or

(ii)	at such earlier date as may be approved by the Committee, in its sole discretion.

(n) “Termination Date” means the earliest of the following:

(i)	seven years following the Date of Grant;

(ii)	the date on which the Recipient’s employment or engagement with the Company is terminated by the Company for Cause;

(iii)	the date two weeks after the date on which the Recipient’s employment or engagement with the Company is terminated through the Recipient’s resignation or by the Company for reasons other than for Cause; or

(iv)	the date six months after the date on which the Recipient employment or engagement with the Company is terminated as a result of the Recipient’s death, Disability or Retirement.

3. Value of the SARs. The SAR’s shall entitle the Recipient, upon exercise of the SAR’s, to receive from the Company an amount, payable in shares of CDI Stock, equal to: (i) the excess of the Fair Market Value on the date of exercise over the Exercise Price, multiplied by (ii) the number of SAR’s being exercised. The number of shares of CDI Stock payable to the Recipient will be decreased in accordance with Section 7 below regarding tax withholding.

4. Period of Exercise. No SAR’s shall be exercisable unless they have vested in accordance with Section 5 hereof. If vested, the SAR’s may be exercised at any time after vesting until the Termination Date. No SAR’s shall be exercisable on or after the Termination Date.

5. Vesting. The SAR’s will vest at the rate of 20% per year on each of the first five anniversaries of the Date of Grant. If the Recipient’s employment with the Company terminates as a result of death, Disability or Retirement, any then-unvested SAR’s will vest as of the date of such event.

6. Manner of Exercise. The SAR’s shall be exercisable by a written notice from the Recipient to the Company’s senior Human Resources executive, which shall state the number of SAR’s being exercised. However, the Company may at any time hereafter notify the Recipient of a web-based or other method of exercising SAR’s, which other method may supplement or replace the previously-described written notice as the required method of exercising the SAR’s. The SAR’s granted to the Recipient may be exercised in whole or in part. The SAR’s can only be exercised as to whole numbers of SAR’s.

7. Tax Withholding. The number of shares of CDI Stock to be delivered to the Recipient upon exercise of the SAR’s shall be reduced by the number of shares having a Fair Market Value equal to all taxes (including, without limitation, federal, state, local or foreign income or payroll taxes) required by law to be withheld in connection with the exercise of the SAR’s. The portion of any shares of CDI Stock withheld pursuant to the applicable tax laws shall be determined by using the Fair Market Value of CDI Stock on the last trading day immediately prior to the Date of Exercise.

8. Nontransferablity of SAR’s. The SAR’s may not be transferred, in whole or in part, except (a) by will or the applicable laws of descent and distribution or (b) with the prior written approval of the Committee, to the spouse or descendant of the Recipient or a trust for the benefit of the spouse or descendants.

9. Stock Ownership Requirements. If the Recipient is subject to any stock ownership requirements imposed by the Company, those requirements may limit the Recipient’s ability to sell or otherwise transfer some or all of the shares of CDI Stock acquired by the Recipient through the exercise of the SAR’s.

10. Cancellation of SAR’s and Repayment of Gains. Notwithstanding any other provision of this Agreement, if the Committee determines that the Recipient has entered into or intends to enter into competition with the Company or any of its subsidiaries, the Committee may, in its discretion, at any time during the term of the non-competitive covenant, if any, in the employment agreement, engagement agreement, “covenants and agreements” or similar document between the Recipient and the Company which is being violated by such competition, cancel the outstanding SAR’s granted to the Recipient and/or require the Recipient to pay to the Company an amount equal to any gains derived from the exercise of any SAR’s previously granted to and exercised by the Recipient during the one-year period prior to the termination of the Recipient’s employment or engagement with the Company.

11. Securities Laws. The Committee may from time to time impose any conditions on the exercise of the SAR’s as it deems necessary or advisable to ensure that all SAR’s granted under the Plan, and the exercise thereof, satisfy Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. Such conditions may include, without limitation, the partial or complete suspension of the right to exercise the SAR’s. The Company may also condition delivery of certificates for shares of CDI Stock upon the prior receipt from the Recipient of any undertakings that it determines are required to ensure that the certificates are being issued in compliance with federal and state securities laws.

12. Rights Prior to Issuance of Certificates. Neither the Recipient nor any person to whom the Recipient’s rights shall have passed by will or by the laws of descent and distribution shall have any of the rights of a shareholder with respect to any shares of CDI Stock issuable upon exercise of the SAR’s until the date of issuance to the Recipient of a certificate for such shares.

13. SAR’s Do Not Affect Employment Relationship. This Grant shall not confer upon the Recipient any right to continue in the employ or service of the Company, nor interfere in any way with the right of the Company to terminate the employment of the Recipient at any time.

14. Interpretation. The Committee shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.

15. Acknowledgement. The Recipient acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions of the Plan. The Recipient has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of independent counsel prior to executing this Agreement and fully understands all provisions relating to this Agreement. The Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to any questions arising under the Plan or this Agreement. In addition, by entering into this Agreement and accepting this Grant, the Recipient acknowledges that: (a) the Grant is a one-time benefit and does not create any contractual or other right to receive future grants, awards or other benefits in lieu of grants; (b) the Recipient’s participation in the Plan is voluntary; (c) this Grant is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, termination, bonuses, retirement benefits or similar payments; and (d) the future value of CDI Stock is unknown and cannot be predicted, and the Recipient is not, and will not, rely on any representation by the Company or any of its personnel regarding the future value of CDI Stock.

16. Execution of this Agreement. If the Recipient does not sign and return this Agreement, the Company is not obligated to provide the Recipient with any benefit hereunder and may refuse to issue shares of CDI Stock to the Recipient in connection with this Grant. If the Recipient receives any shares of CDI Stock in connection with this Grant but has not signed and returned this Agreement, he or she will be deemed to have accepted and agreed to the terms set forth herein.

CDI CORP.	RECIPIENT

By:	Signature:
Print Name:
Date: